UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):   December 16, 2003

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 East Hickory Street, P.O. Box 3248, Mankato, MN		56002-3248
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code		(800) 326-5789

ITEM 5.  Other Events

HickoryTech Corporation announced today that it has finalized the previously announced sale of its wireless business to Western Wireless Corporation, Bellevue, Wash., in exchange for a total value of approximately $25 million.

HickoryTech received approximately $12.9 million in cash and 1,038,927 shares of HickoryTech common stock held by Western Wireless, plus additional payment for construction in progress.  The transaction reduces the total number of HickoryTech shares outstanding by approximately 7 percent.  HickoryTech will use the proceeds from the transaction to reduce its long-term debt.

The wireless assets involved in the sale consist of two cellular and two personal communications services (PCS) licenses in southern Minnesota. Western Wireless will begin providing service to these wireless customers immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Date: December 16, 2003

HICKORY TECH CORPORATION

	By	/s/ John E. Duffy
John E. Duffy
Chief Executive Officer

	By	/s/ David A. Christensen
David A. Christensen
Chief Financial Officer